UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 27, 2022 (December 12, 2021)

Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2590 Oakmont Drive, Suite 520

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2022, Volcon, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), pursuant to which the Company agreed to issue and sell 6,666,667 shares of the Company’s common stock, par value $0.00001 (the “Common Stock”), in a public offering pursuant to a Registration Statement on Form S-1 (File No. 333-262343) and a related prospectus, filed with the Securities and Exchange Commission (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 1,000,000 shares of Common Stock. The Underwriter did not exercise their option to purchase the additional shares of Common Stock. The Offering closed on February 1, 2022.

The net proceeds from the Offering to the Company were $18,055,000, after deducting underwriting commissions and expenses. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Additionally, any equity issuance to raise additional proceeds during the 12 months following the Offering requires the consent of the Underwriter. As additional compensation to the Underwriter, the Company issued to the Underwriter warrants to purchase an aggregate number of shares of the Company’s Common Stock equal to 5.0% of the number of shares of Common Stock issued in the Offering, at an exercise price per share equal to 125% of the public offering price (the “Underwriter Warrants”). The Underwriter Warrants and the underlying shares of Common Stock will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants by any person for a period of 180 days beginning on the date of commencement of sales of the Offering in compliance with FINRA Rule 5110. The Underwriter Warrants will be exercisable from the date that is six (6) months from the commencement of the sales of the Offering, and will expire four (4) years and six (6) months after such date in compliance with FINRA Rule 5110(g)(8)(A). Furthermore, (i) the Underwriter Warrants do not have more than one demand registration right at the Company’s expense in compliance with FINRA Rule 5110(g)(8)(B); (ii) the Underwriter Warrants do not have a demand registration right with a duration of more than five (5) years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C); (iii) the Underwriter Warrants do not have piggyback registration rights with a duration of more than seven (7) years from the commencement of sales of the Offering in compliance with FINRA Rule 5110(g)(8)(D); and (iv) the Underwriter Warrants have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F). As of the date of this Current Report on Form 8-K, the Underwriter also holds 162,594 warrants issued in connection with our initial public offering and 14,648 shares of the Company’s Common Stock.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 6, 2022, the Board of Directors of the Company (the “Board”) approved the appointment of Stephanie Davis to Chief Operating Officer (the “COO”) of the Company, effective January 3, 2022. Ms. Davis succeeded Bruce Riggs, who resigned as the Company’s COO, effective December 12, 2021.

Ms. Davis, age 51, prior to joining the Company, held a number of positions overseeing manufacturing, supply chain and operations for manufacturing companies. Most recently she was the vice president of operations for Horton Automatics from 2018 to December 2021. Prior to Horton Automatics she was the plant manager for Atkore International from 2015 to 2018 and was the corporate business systems manager from 2014 to 2015. She worked at Ingersoll-Rand Company from 2007 to 2014 in a number of positions and subsidiaries, most recently as the director of operations from 2012 to 2014 for Club Car, Inc., which designs and manufactures golf cars and all-wheel drive vehicles, utility trucks and turf vehicles. From 2007 to 2012 she held a variety of positions with Ingersoll-Rand Southern Pines, which manufactured equipment and tools, most recently as the operations manager. She was also the quality manager for Bosch and E-Z-Go Textron early in her career. Ms. Davis has a Master of Business Administration Degree in Operations & Supply Chain and a Master’s degree in Operations Management & Program Management from Southern New Hampshire University and a Bachelor’s of Science Degree in Electrical Engineering from Clemson University.

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In connection with Ms. Davis’ appointment as the Company’s COO, on December 21, 2021, the Company entered into an employment agreement with Ms. Davis. The agreement provides for an initial annual salary of $225,000, and for the first six (6) months of her employment Ms. Davis will receive $1,500 in living expenses per month. Ms. Davis will receive a moving allowance of $33,864 when she relocates to the Austin, Texas area which is repayable to the Company if Ms. Davis voluntarily terminates her employment less than 12 months before the effective date of her employment agreement. Ms. Davis may receive an annual bonus of up to 50% of her annual salary, provided that the final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board, based on criteria established by the Compensation Committee. Pursuant to the agreement, Ms. Davis will be granted a ten-year option to purchase 150,000 shares at an exercise price equal to the closing price of the Company’s Common Stock on her first day of employment. The option vests in three (3) equal installments on each of the succeeding three (3) anniversary dates of her employment, provided Ms. Davis is employed on such vesting date.

In the event of a “change of control” (as defined in the agreement) prior to the final vesting of all of the options, all of the unvested options shall immediately vest; provided, however, in the event the acquiring party desires to replace the unvested options with a substitute grant of equal or greater value, such proposed substitution shall be submitted to the Compensation Committee, and the Compensation Committee shall decide whether to allow the unvested options to vest or whether to cancel the unvested options and replace them with the substitute grant proposed by the acquiring party.

If Ms. Davis’ employment is terminated at our election without “cause” (as defined in the agreement), Ms. Davis shall be entitled to receive severance payments equal to six months of her base salary and she may also be entitled to receive her prior year’s bonus, if not yet paid, payable at no less than its target. In addition, if Ms. Davis’ employment during a “covered period,” which is defined as the period commencing 30 days prior to a change in control and ending 12 months following a change in control, Ms. Davis shall be entitled to receive 12 months of severance, and an acceleration of the vesting of the option grant described in the prior paragraph.

The selection of Ms. Davis to serve as the COO of the Company was not made pursuant to any arrangement or understanding with any other person. Ms. Davis has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Ms. Davis had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Director’s Decision Not to Stand for Re-Election

On April 18, 2022, Mr. Adrian James, a current member of the Company’s Board, advised the Company that he will not stand for re-election as a director of the Company, upon the expiration of his current term at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Mr. James will remain on the Board until the 2022 Annual Meeting. Mr. James’ decision not to stand for re-election at the 2022 Annual Meeting was not due to any disagreement with the Company or its management.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement by and among Volcon, Inc. and Aegis Capital Corp., dated January 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon Inc.

By:	/s/ Greg Endo
Greg Endo Chief Financial Officer

Dated:  April 27, 2022

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